EXHIBIT 10.19

FIRST AMENDMENT TO

DYNEGY INC. 401(K) SAVINGS PLAN

WHEREAS, Dynegy Inc. (the “Company”) and other Employers have heretofore adopted the Dynegy Inc. 40l(k) Savings Plan (the “Plan”) for the benefit of their eligible employees; and

WHEREAS, the Company amended and restated the Plan on behalf of itself and the other Employers, effective as of January 1, 2002; and

WHEREAS, the Company desires to further amend the Plan on behalf of itself and the other Employers;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of February 11, 2002:

1. Section 3.9(c) of the Plan shall be deleted and the following shall be substituted therefor:

“(c) Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must follow the procedures prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash; provided, however, that an NNG Pipeline Employee may make a direct Rollover Contribution to the Plan pursuant to Paragraph (b) in kind to the extent that any distribution from the Enron Corp. Savings Plan (the “Enron Plan”) to such Eligible Employee that is to be so rolled over to the Plan consists of an outstanding loan to such Eligible Employee from the Enron Plan. For purposes of the preceding sentence, the term “NNG Pipeline Employee” means an Eligible Employee who is a former Participant in the Enron Plan and who became employed by an Employer in connection with the Company’s acquisition of the Northern Natural Gas Pipeline from Enron Corp. on January 31, 2002. A Rollover Contribution shall be credited to the Rollover Contribution Account of the Eligible Employee for whose benefit such Rollover Contribution is being made as of the day such Rollover Contribution is received by the Trustee.”

2. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 6th day of February, 2002.

DYNEGY INC.

BY:	/s/ Jane D. Jones
	Name:	Jane D. Jones
	Title:	Vice President, Rewards and Technology